EXHIBIT 99.1

Establishment Labs Announces Preliminary Results for Fourth Quarter and Full Year 2019; Reports Record Revenue

NEW YORK, N.Y., January 28, 2020 (GLOBE NEWSWIRE) – Establishment Labs Holdings Inc. (NASDAQ: ESTA), a medical technology company focused on Women’s Health - initially in the breast aesthetics and reconstruction market - today announced preliminary financial results for the fourth quarter and full year 2019, with total revenue growth for the quarter of 43% to 49%.

“2019 was another extraordinary year for Establishment Labs, and we ended the year on a strong note with our sixth consecutive quarter of record revenue performance,” said Juan José Chacón-Quirós, Founder and CEO of Establishment Labs. “We achieved increased awareness and acceptance of Motiva’s exceptional safety profile and aesthetic differentiation, and we were proud to have reached the one millionth Motiva implant milestone in December. We continue to gain traction in key direct sales markets in Europe and Brazil and add to our growing body of clinical and scientific data that solidify our position as a leading innovator in our industry. We are well positioned to build on this commercial and clinical momentum in 2020.”

Fourth Quarter and Full Year 2019 Financial Highlights
Preliminary and unaudited revenue for the fourth quarter of 2019 is expected to be in the range of $23.5 million and $24.5 million, representing growth of approximately 43% to 49% over the fourth quarter of 2018. Our loss from operations for the fourth quarter of 2019 is expected to be between approximately $4.0 million and $6.0 million, compared to $8.6 million for the fourth quarter of 2018.

Preliminary and unaudited revenue for full year 2019 is expected to be in the range of $88.8 million and $89.8 million, representing growth of approximately 45% to 47% over full year 2018. Our loss from operations for the full year 2019 is expected to be between approximately $30.5 million and $32.5 million, compared to $23.8 million for the full year 2018.

As of December 31, 2019, the Company’s cash is expected to be approximately $37.6 million, and the principal and interest outstanding under existing credit facilities is expected to be approximately $65.0 million.

About Establishment Labs
Establishment Labs Holdings Inc. (NASDAQ: ESTA) is a global medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, by designing, developing, manufacturing and marketing an innovative portfolio of silicone gel-filled breast implants, branded as Motiva Implants®, the centerpiece of the MotivaImagine® platform. Motiva Implants® are produced at our two manufacturing sites that are compliant with ISO13485:2016, FDA 21 CFR 820 under the MDSAP program, and are currently commercially available in over 80 countries through exclusive distributors or the Company’s direct salesforce. In March 2018, Establishment Labs received approval for an investigational device exemption (IDE) from the FDA and initiated the Motiva Implant® clinical trial in the United States in April 2018. In addition to Motiva Implants®, Establishment Labs’ product and technologies portfolio includes the Divina ® 3D Simulation System, MotivaImagine® Centers and other products and services. Please visit the website for additional information: www.establishmentlabs.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release, and includes statements related to the expected growth in sales of Motiva Implants®, product development, and the

PMA clinical trial currently being conducted to obtain approval of Motiva Implants® in the U.S. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the Company’s annual report on Form 10-K filed on March 20, 2019, quarterly reports on Form 10-Q, and other filings made by the Company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Investor Relations Contact
Jeremy Feffer
LifeSci Advisors, LLC
212-915-2568
jeremy@lifesciadvisors.com